UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2025
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Cactus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024
(Address of principal executive offices)
(Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2025 and in connection with the closing of the joint venture with Baker Hughes (“Cactus International”), the Compensation Committee approved a one-time grant of restricted stock units (“RSUs”), granted effective January 1, 2026, to the following Named Executive Officers with grant date values and vesting periods described in the table below, in accordance with the terms and provisions of the Company’s existing form of RSU award agreement and the Company’s Long Term Incentive Plan:

Name	Title	RSU Value Vesting Ratable Over 2 years	RSU Value Vesting Ratable Over 3 years
Stephen Tadlock	Executive Vice President, CEO of Spoolable Technologies and Cactus International	$500,000	$500,000
Jay A. Nutt	Executive Vice President and Chief Financial Officer	$500,000	$400,000
Steven Bender	Chief Operating Officer	$300,000	$300,000

Mr. Tadlock, Mr. Nutt and Mr. Steven Bender have been identified as key executives of the Company and these grants are intended to help retain these key executives.

Stephen Tadlock, Executive Vice President and Chief Executive Officer of the Company’s Spoolable Technologies segment, has been appointed as the Chief Executive Officer of Cactus International, effective January 1, 2026.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

January 5, 2026	By:	/s/ Jay A. Nutt
Date	Name:	Jay A. Nutt
	Title:	Executive Vice President and Chief Financial Officer

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